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                                                                    Exhibit 23.3


The General Partners of
Windsor Park Properties 5, A California Limited Partnership
c/o The Windsor Corporation
6160 South Syracuse Way
Greenwood Village, Colorado 80111


We hereby consent to the use of our name and to the description of our report, dated August 23, 2000, under the caption "Independent Representation of the Unaffiliated Limited Partners" in, and to the inclusion of such report as Appendix B to, the Consent Solicitation Statement filed as part of the Proxy Statement on Schedule 14A of Windsor Park Properties 5, A California Limited Partnership ("WPP 5"). In addition, we hereby consent to the inclusion of our report as an exhibit to WPP 5's Transaction Statement on Schedule 13E-3 and the incorporation by reference of information relating to us into such Transaction Statement from WPP 5's Proxy Statement.


                         WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP


                          By:  /s/ Lawrence P. Kolker
                               -----------------------------
                               Lawrence P. Kolker